CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Prestige Brands Holdings, Inc. of our report dated 9 March 2012 relating to the financial statements of The North American Divested Brands of GlaxoSmithKline Plc, which appears in such registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London

2 July 2012